                                                                                              Exhibit 12

                               THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -------------------------------------------------------------

                                                               Fiscal Year Ended September 30,
                                             ---------------------------------------------------------------
                                             2002          2001            2000           1999          1998
                                             ----          ----            ----           ----          ----
                                                                  (Thousands of Dollars)
--------------------------------------------------------------------------------------------------------------
Income before interest
 charges and income taxes                  $60,440       $73,742         $64,077        $61,016       $64,603
--------------------------------------------------------------------------------------------------------------
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,699           313             310            301           297
--------------------------------------------------------------------------------------------------------------
                                        ----------     ---------      ----------     ----------     ---------
--------------------------------------------------------------------------------------------------------------
           Total Earnings                  $63,139       $74,055         $64,387        $61,317       $64,900
--------------------------------------------------------------------------------------------------------------
                                        ==========     =========      ==========     ==========     =========
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Interest on long-term debt                 $20,820       $18,372         $15,164        $13,966       $14,797
--------------------------------------------------------------------------------------------------------------
Other Interest                               4,989        10,067           8,844          6,627         6,473
--------------------------------------------------------------------------------------------------------------
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                       2,669           313             310            301           297
--------------------------------------------------------------------------------------------------------------
                                        ----------     ---------      ----------     ----------     ---------
--------------------------------------------------------------------------------------------------------------
       Total Fixed Charges                 $28,508       $28,752         $24,318        $20,894       $21,567
--------------------------------------------------------------------------------------------------------------
                                        ==========     =========      ==========     ==========     =========
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Ratio of Earnings to Fixed
 Charges                                      2.22          2.58            2.65           2.93          3.01
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                             LACLEDE GAS COMPANY

                         SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -------------------------------------------------------------

                                                               Fiscal Year Ended September 30,
                                             ---------------------------------------------------------------
                                             2002          2001            2000           1999          1998
                                             ----          ----            ----           ----          ----
                                                                  (Thousands of Dollars)
--------------------------------------------------------------------------------------------------------------
Income before interest
 charges and income taxes                  $56,154       $73,742         $64,077        $61,016       $64,603
--------------------------------------------------------------------------------------------------------------
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         315           313             310            301           297
--------------------------------------------------------------------------------------------------------------
                                        ----------     ---------      ----------     ----------     ---------
--------------------------------------------------------------------------------------------------------------
           Total Earnings                  $56,469       $74,055         $64,387        $61,317       $64,900
--------------------------------------------------------------------------------------------------------------
                                        ==========     =========      ==========     ==========     =========
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Interest on long-term debt                 $20,820       $18,372         $15,164        $13,966       $14,797
--------------------------------------------------------------------------------------------------------------
Other Interest                               4,285        10,067           8,844          6,627         6,473
--------------------------------------------------------------------------------------------------------------
Add: One third of
      Applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         315           313             310            301           297
--------------------------------------------------------------------------------------------------------------
                                        ----------     ---------      ----------     ----------     ---------
--------------------------------------------------------------------------------------------------------------
       Total Fixed Charges                 $25,420       $28,752         $24,318        $20,894       $21,567
--------------------------------------------------------------------------------------------------------------
                                        ==========     =========      ==========     ==========     =========
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Ratio of Earnings to Fixed
 Charges                                      2.22          2.58            2.65           2.93          3.01
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------